First Quarter 2019 Highlights and Accomplishments

- Modified funds from operations, as defined by the Institute for Portfolio Alternatives, or IPA, attributable to controlling interest, or MFFO, equaled $7.1 million for the quarter ended March 31, 2019, representing year-over-year growth of approximately 62.5 percent compared to MFFO of $4.4 million during the first quarter 2018. (Please see financial reconciliation tables and notes at the end of this update for more information regarding MFFO.)
- Funds from operations, as defined by the National Association of Real Estate Investment Trusts, or NAREIT, attributable to controlling interest, or FFO, equaled $4.6 million for the quarter ended March 31, 2019, compared to FFO of $5.0 million for the first quarter 2018, representing a year-over-year decline of approximately 8.1 percent. (Please see financial reconciliation tables and notes at the end of this update for more information regarding FFO.)
- Net operating income, or NOI, totaled $13.4 million for the quarter ended March 31, 2019, representing an increase of approximately 62.2 percent over first quarter 2018 NOI of $8.3 million. (Please see financial reconciliation tables and notes at the end of this update for more information regarding NOI.)
- Net loss during the quarter was $12.4 million compared to a net loss of $2.2 million during the first quarter 2018. Net loss is due largely to depreciation and amortization expense of our properties, a non-cash item, in accordance with accounting principles generally accepted in the United States of America, or GAAP, and is expected to grow as we acquire more properties during our portfolio aggregation stage. (Please see financial reconciliation tables and notes at the end of this update for more information regarding net loss.)
- As of March 31, 2019, the company's non-RIDEA[3] property portfolio achieved a leased percentage of 95.8 percent and weighted average remaining lease term of 9.1 years. The company's portfolio of senior housing – RIDEA facilities achieved a leased percentage of 82.2 percent. Portfolio leverage[4] was 28.4 percent.
- The company acquired a 40,000 square-foot medical office building in Lithonia, Georgia and a 56-bed skilled nursing facility in West Des Moines, Iowa during the first quarter for an aggregate contract purchase price of $17.6 million. As of March 31, 2019, the company has acquired a 3.9 million-square-foot portfolio of 71 medical office buildings, senior housing facilities and skilled nursing facilities located in 22 states, in addition to an interest in a joint venture which owns and operates a portfolio of integrated senior health campuses and ancillary businesses, for an aggregate contract purchase price of approximately $932 million.
- The company declared and paid daily distributions equal to $0.60 per share annualized to its stockholders of record for the first quarter 2019, equal to an annualized distribution rate of 6.0 percent for Class T stockholders and 6.51 percent for Class I stockholders, assuming a purchase price of $10.00 per share for Class T shares and $9.21 per share for Class I shares. The annualized distribution rate for shares purchased subsequent to April 11, 2018, when share prices were adjusted to $10.05 per share for Class T shares and $9.65 per share for Class I shares, was 5.97 percent and 6.22 percent, respectively. Share prices were adjusted following the approval by the company's board of directors of an estimated per share net asset value of the company's common stock of $9.65 as of Dec. 31, 2017.[5] Subsequent to the close of the first quarter, on April 4, 2019, the company's board of directors approved an updated estimated per share net asset value of $9.54 for both Class T shares and Class I shares. As a result, the annualized distribution rate for any shares of common stock acquired for $9.54 shall equal 6.29 percent.[6]

GRIFFIN AMERICAN IV HEALTHCARE REIT

INVESTOR UPDATE

FIRST QUARTER 2019

May 21, 2019



Griffin-American Healthcare REIT IV recently filed its Quarterly Report on Form 10-Q with the U.S. Securities and Exchange Commission, and I am pleased to provide you with a summary of our progress during the first quarter of 2019.

On February 15, 2019, we concluded our initial public offering, during which we raised approximately $754 million in equity. This is a significant accomplishment, which has allowed us to acquire a sizable portfolio of healthcare real estate investments. We believe the fundamentals in the healthcare real estate investment market continue to be strong, and we will work to source and acquire additional quality assets that add value to our portfolio.

At the close of the first quarter 2018, our portfolio was comprised of 42 healthcare buildings acquired for approximately $488.7 million.[1] A year later, as of March 31, 2019, our portfolio has grown to include 71 healthcare buildings totaling 3.9 million square feet across 22 states, as well as an interest in a joint venture which owns and operates a portfolio of integrated senior health campuses and ancillary businesses, for an aggregate contract purchase price of approximately $932 million. Subsequent to the close of the first quarter, we have acquired seven buildings for an aggregate contract purchase price of $58 million and are currently pursuing a robust pipeline of pending acquisitions[2] for approximately $81 million. Upon completion of these pending acquisitions, our portfolio would include approximately 82 healthcare properties comprised of approximately 4.4 million square feet.

Our selective acquisition strategy and active asset management philosophy are being successfully implemented, as our strong performance during the first quarter demonstrates. Griffin-American Healthcare REIT IV continued to enjoy significant growth in modified funds from operations and net operating income, while occupancy and weighted average remaining lease terms across our portfolio remained similarly robust. (Please see the "First Quarter 2019 Highlights and Accomplishments" sidebar to the left for more detail.)

Subsequent to the close of the first quarter, on April 4, 2019, our company's board of directors unanimously approved and established an estimated per share net asset value, or NAV, of our Class T and Class I common stock of $9.54 calculated as of December 31, 2018. This NAV was determined following a valuation of our portfolio by an independent third-party valuation firm. Please refer to the company's Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on April 8, 2019 for additional information.

We are pleased with this valuation, particularly given that Griffin-American Healthcare REIT IV is still in the early stages of its lifecycle and is continuing to expand its portfolio. In fact, we view this valuation as particularly positive as it was conducted pursuant to industry guidelines that do not allow for the inclusion of a portfolio premium that may accrue in a typical real estate transaction, nor does it reflect an enterprise value.

Needless to say, we are very pleased with the performance of Griffin-American Healthcare REIT IV and remain optimistic about its continuing prospects in 2019 and beyond. As always, we will report again following the filling of our second quarter results.

Kind Regards,



Danny Prosky
President and Chief Operating Officer
Griffin-American Healthcare REIT IV

www.HealthcareREIT4.com

(1) Based on aggregate contract purchase price.
(2) Comprised of prospective real estate acquisitions for which the company has executed letters of intent and/or purchase and sale agreements as of May 13, 2019. These prospective acquisitions are subject to substantial closing conditions and the satisfaction of other requirements as detailed in the agreements. Accordingly, the closing of some or all of these pending transactions may not occur.
(3) The operation of healthcare-related facilities utilizing the structure permitted by the REIT Investment Diversification and Empowerment Act of 2007 is commonly referred to as a "RIDEA" structure.
(4) Total debt divided by total market value of real estate. Total market value equals the aggregate contract purchase price paid for investments or, for investments appraised subsequent to the date of purchase, the aggregate value reported in the most recent independent appraisals of such investments.
(5) Please refer to the company's Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission, or SEC, on April 9, 2018 for additional information.
(6) Please refer to the company's Current Report on Form 8-K filed with the SEC on April 8, 2019 for additional information.

FIRST QUARTER 2019


PROFESSIONAL
COMMUNITY

Cullman Medical Office Building | *Cullman, AL*

PORTFOLIO SUMMARY (AS OF MARCH 31, 2019)

Aggregate Contract Purchase Price[1]:	$839.3 million	Leased[2]:	95.8%
Buildings:	71	Weighted Average Remaining Lease Term[2]:	9.1 years
Gross Leasable Area (Sq Ft):	3.9 million	Leverage Ratio[3]:	28.4%

REGIONAL CONCENTRATION

(based on aggregate contract purchase price)[1]


Midwest
33.7%
West
27.6%
East
9.8%
South
28.9%

PORTFOLIO ASSET MIX

(based on aggregate contract purchase price)[1]


Senior Housing
15.9%
Medical Office Buildings
51.7%
Skilled Nursing Facilities
14.0%
Senior Housing — RIDEA
18.4%

CUMULATIVE PORTFOLIO BY QUARTER

(based on aggregate contract purchase price)[1]


$714.5 MILLION
$821.7 MILLION
$839.3 MILLION
Q3 2018
Q4 2018
Q1 2019

(1) Based on aggregate contract purchase price of real estate investments acquired as of March 31, 2019, excluding our interest in a joint venture which owns and operates a portfolio of integrated senior health campuses and ancillary businesses.

(2) Excludes our senior housing — RIDEA facilities. Our senior housing — RIDEA facilities were 82.2% leased as of March 31, 2019 and substantially all of our leases with residents at such properties are for a term of one year or less.

(3) Total debt divided by total market value of real estate. Total market value equals the aggregate contract purchase price paid for investments or, for investments appraised subsequent to the date of purchase, the aggregate value reported in the most recent independent appraisals of such investments.

PROPERTY MAP AND ACQUISITIONS (AS OF MARCH 31, 2019)



LEGEND

- Medical Office Buildings (MOB)
- Senior Housing (SEN)
- Senior Housing — RIDEA (SEN — RIDEA)
- Skilled Nursing Facilities (SNF)

	Acquisition	Property Type	Acquisition Date	Location	Gross Leasable Area (Sq Ft)	Leased %	Aggregate Contract Purchase Price
1	Auburn Medical Office Building	MOB	Jun 2016	Auburn, CA	19,000	100%	$5,450,000
2	Pottsville Medical Office Building	MOB	Sep 2016	Pottsville, PA	36,000	100%	$9,150,000
3	Charlottesville Medical Office Building	MOB	Sep 2016	Charlottesville, VA	74,000	100%	$20,120,000
4	Rochester Hills Medical Office Building	MOB	Sep 2016	Rochester Hills, MI	30,000	92.8%	$8,300,000
5	Cullman Medical Office Building III	MOB	Sep 2016	Cullman, AL	52,000	100%	$16,650,000
6	Iron Medical Office Building Portfolio	MOB	Oct 2016	Cullman & Sylacauga, AL	208,000	85.7%	$31,000,000
7	Mint Hill Medical Office Building	MOB	Nov 2016	Mint Hill, NC	58,000	100%	$21,000,000
8	Lafayette Assisted Living Portfolio	SEN	Dec 2016	Lafayette, LA	80,000	92.5%	$16,750,000
9	Evendale Medical Office Building	MOB	Dec 2016	Evendale, OH	66,000	68.4%	$10,400,000
10	Battle Creek Medical Office Building	MOB	Mar 2017	Battle Creek, MI	46,000	76.4%	$7,300,000
11	Reno Medical Office Building	MOB	Mar 2017	Reno, NV	191,000	92.0%	$66,250,000
12	Athens Medical Office Building Portfolio	MOB	May 2017	Athens, GA	61,000	98.5%	$16,800,000
13	SW Illinois Senior Housing Portfolio	SEN	May 2017	Columbia, Millstadt, Red Bud & Waterloo, IL	190,000	100%	$31,800,000
14	Lawrenceville Medical Office Building	MOB	Jun 2017	Lawrenceville, GA	31,000	100%	$11,275,000
15	Northern California Senior Housing Portfolio	SEN	Jun 2017	Belmont, Fairfield, Menlo Park & Sacramento, CA	135,000	100%	$45,800,000
16	Roseburg Medical Office Building	MOB	Jun 2017	Roseburg, OR	62,000	100%	$23,200,000
17	Fairfield County Medical Office Building Portfolio	MOB	Sep 2017	Stratford & Trumbull, CT	80,000	91.5%	$15,395,000
18	Central Florida Senior Housing Portfolio	SEN — RIDEA	Nov 2017	Bradenton, Brooksville, Lakeland, Lake Placid, Pinellas Park, Sanford, Spring Hill & Winter Haven, FL	899,000	81.1%	$109,500,000
19	Central Wisconsin Senior Care Portfolio	SNF	Mar 2018	Sun Prairie & Waunakee, WI	236,000	100%	$22,600,000
20	Sauk Prairie Medical Office Building	MOB	April 2018	Prairie du Sac, WI	55,000	100%	$19,500,000
21	Surprise Medical Office Building	MOB	April 2018	Surprise, AZ	34,000	89.5%	$11,650,000
22	Southfield Medical Office Building	MOB	May 2018	Southfield, MI	85,000	85.7%	$16,200,000
23	Pinnacle Beaumont Assisted Living Facility	SEN — RIDEA	Jul 2018	Beaumont, TX	61,000	81.5%	$19,500,000
24	Grand Junction Medical Office Building	MOB	Jul 2018	Grand Junction, CO	83,000	100%	$31,500,000
25	Edmonds Medical Office Building	MOB	Jul 2018	Edmonds, WA	55,000	96.9%	$23,500,000
26	Pinnacle Warrenton Assisted Living Facility	SEN — RIDEA	Aug 2018	Warrenton, MO	34,000	95.5%	$8,100,000
27	Glendale Medical Office Building	MOB	Aug 2018	Glendale, WI	43,000	80.3%	$7,600,000
28	Missouri Skilled Nursing Facility Portfolio	SNF	Sep 2018	Florissant, Kansas City, Milan, Moberly, Salisbury, Sedalia & St. Elizabeth, MO	385,000	100%	$88,200,000
29	Flemington Medical Office Building Portfolio	MOB	Nov 2018	Flemington, NJ	49,000	98.9%	$16,950,000
30	Lawrenceville Medical Office Building II	MOB	Dec 2018	Lawrenceville, GA	45,000	100%	$9,999,000
31	Mill Creek Medical Office Building	MOB	Dec 2018	Mill Creek, WA	22,000	100%	$8,250,000
32	Modesto Medical Office Building	MOB	Dec 2018	Modesto, CA	58,000	100%	$16,000,000
33	Michigan Assisted Living Facility Portfolio	SEN	Dec 2018	Grand Rapids, Holland, Howell, Lansing and Wyoming, MI	272,000	100%	$56,000,000
34	Lithonia Medical Office Building	MOB	Mar 2019	Lithonia, GA	40,000	84.1%	$10,600,000
35	West Des Moines Skilled Nursing Facility	SNF	Mar 2019	West Des Moines, IA	39,000	100%	$7,000,000

FINANCIAL RECONCILIATION (FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND 2018)

FFO and MFFO Reconciliation

	Three Months Ended March 31,	
	2019	2018
Net loss	$ (12,361,000)	$ (2,236,000)
Add:		
Depreciation and amortization related to real estate — consolidated properties	16,078,000	7,195,000
Depreciation and amortization related to real estate — unconsolidated entity	848,000	—
Net loss attributable to redeemable noncontrolling interests	25,000	67,000
Less:		
Depreciation and amortization related to redeemable noncontrolling interests	(33,000)	(69,000)
FFO attributable to controlling interest	$ 4,557,000	$ 4,957,000
Acquisition related expenses(1)	$ 118,000	$ 95,000
Amortization of above- and below-market leases(2)	(55,000)	(45,000)
Change in deferred rent(3)	427,000	(633,000)
Loss in fair value of derivative financial instruments(4)	1,978,000	—
Adjustments for unconsolidated entity(5)	82,000	—
Adjustments for redeemable noncontrolling interests(5)	—	—
MFFO attributable to controlling interest	$ 7,107,000	$ 4,374,000
Weighted average Class T and Class I common shares outstanding — basic and diluted	75,105,471	45,136,647
Net loss per Class T and Class I common share — basic and diluted	$ (0.16)	$ (0.05)
FFO attributable to controlling interest per Class T and Class I common share — basic and diluted	$ 0.06	$ 0.11
MFFO attributable to controlling interest per Class T and Class I common share — basic and diluted	$ 0.09	$ 0.10

Net Operating Income Reconciliation

	Three Months Ended March 31,	
	2019	2018
Net loss	$ (12,361,000)	$ (2,236,000)
General and administrative	4,190,000	2,120,000
Acquisition related expenses	118,000	95,000
Depreciation and amortization	16,078,000	7,195,000
Interest expense	5,563,000	1,084,000
Income from unconsolidated entity	(126,000)	—
Other income	(69,000)	—
Income tax expense	3,000	—
Net operating income	$ 13,396,000	$ 8,258,000

(1) In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-listed real estate investment trusts that have completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition related expenses, we believe MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our advisor or its affiliates and third parties.

(2) Under GAAP, above- and below-market leases are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate-related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, we believe that by excluding charges relating to the amortization of above- and below-market leases, MFFO may provide useful supplemental information on the performance of the real estate.

(3) Under GAAP, as a lessor, rental revenue is recognized on a straight-line basis over the terms of the related lease (including rent holidays). As a lessee, we record amortization of right-of-use assets and accretion of lease liabilities for our operating leases. This may result in income or expense recognition that is significantly different than the underlying contract terms. By adjusting for such amounts, MFFO may provide useful supplemental information on the realized economic impact of lease terms, providing insight on the expected contractual cash flows of such lease terms, and aligns results with our analysis of operating performance.

(4) Under GAAP, we are required to record our derivative financial instruments at fair value at each reporting period. We believe that adjusting for the change in fair value of our derivative financial instruments is appropriate because such adjustments may not be reflective of on-going operations and reflect unrealized impacts on value based only on then current market conditions, although they may be based upon general market conditions. The need to reflect the change in fair value of our derivative financial instruments is a continuous process and is analyzed on a quarterly basis in accordance with GAAP.

(5) Includes all adjustments to eliminate the unconsolidated entity's share or redeemable noncontrolling interests' share, as applicable, of the adjustments described in notes (1) – (4) above to convert our FFO to MFFO.


Mercy Medical Center

Roseburg Medical Office Building | *Roseburg, OR*